    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 10, 2000
                              Registration Statement File No. 333-_____
==============================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                                 SOLUTIA INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                             43-1781797
      (STATE OR OTHER JURISDICTION       (I.R.S. EMPLOYER IDENTIFICATION NO.)
    OF INCORPORATION OR ORGANIZATION)

        575 MARYVILLE CENTRE DRIVE                    63166-6760
              P. O. BOX 66760                         (ZIP CODE)
            ST. LOUIS, MISSOURI
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                 SOLUTIA INC. EMPLOYEE STOCK PURCHASE PLAN
                         (FULL TITLE OF THE PLAN)

                          KARL R. BARNICKOL, ESQ.
                              GENERAL COUNSEL
                                SOLUTIA INC.
                        575 MARYVILLE CENTRE DRIVE
                              P. O. BOX 66760
                      ST. LOUIS, MISSOURI 63166-6760
                 (NAME AND ADDRESS OF AGENT FOR SERVICE)

                              (314) 674-1000
       (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                                 CALCULATION OF REGISTRATION FEE
==============================================================================================================================
  TITLE OF SECURITIES TO BE REGISTERED   AMOUNT TO BE    PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM         AMOUNT OF
                                          REGISTERED        PRICE PER SHARE           AGGREGATE OFFERING    REGISTRATION FEE
                                                                                            PRICE
------------------------------------------------------------------------------------------------------------------------------
     Common stock, $0.01 par value
      (and associated preferred          500,000<F1>         $13.0938<F2>             $6,546,900<F2>        $1,828.39<F3>
        share purchase rights)
==============================================================================================================================

<F1>  Section 9 of the Solutia Inc. Employee Stock Purchase Plan provides that in the event of a stock dividend, stock split, or other change in corporate capitalization, the total number of shares subject to the Plan may be adjusted proportionately. Accordingly, pursuant to Rule 416, this registration statement covers, in addition to the number of shares of common stock stated above, an indeterminate number of shares and associated preferred share purchase rights which, by reason of any such event, may become subject to the Plan.

<F2>  Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h)(1) and based on the average of the high and low prices of the common stock as reported in The Wall Street Journal for the New York Stock Exchange Composite Transactions for March 6, 2000.

<F3>  Includes a minimum registration fee of $100 for the preferred share purchase rights.

============================================================================

                               PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Pursuant to General Instruction E to Form S-8, Solutia Inc. incorporates by reference the contents of Solutia's Registration Statement on Form S-8 (File No. 333-34561) as filed with the Securities and Exchange Commission on August 28, 1997, except as may be modified by the information set forth in this document. This registration statement is being filed to register an additional 500,000 shares of Solutia common stock, and associated preferred share purchase rights.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation law of the State of Delaware sets forth provisions pursuant to which directors, officers, employees, and agents of Solutia may be indemnified against any liabilities that they may incur in such capacity.

     Article VIII of Solutia's Restated Certificate of Incorporation provides for indemnification of directors and officers of Solutia. Section
7.1 of Solutia's By-Laws provides for indemnification of directors, officers, and employees of Solutia.

     In addition, Solutia maintains directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 8.  EXHIBITS.

     See Exhibit Index at page 4.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on this the 10th of March, 2000.

                                     SOLUTIA INC.
                                     (Registrant)

                                     By /s/ Karl R. Barnickol
                                        ------------------------
                                            Karl R. Barnickol
                                            Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                 TITLE                                    DATE
          ---------                                 -----                                    ----

            <F*>                Chairman, President, Chief Executive Officer,           March 10, 2000
---------------------------     and Director (Principal Executive Officer)
     John C. Hunter III

            <F*>                Senior Vice President and Chief                         March 10, 2000
---------------------------     Financial Officer (Principal Financial Officer)

     Robert A. Clausen

            <F*>                Vice President and Controller                           March 10, 2000
---------------------------     (Principal Accounting Officer)
     James M. Sullivan


            <F*>                Vice Chairman, Chief Operating Officer                  March 10, 2000
---------------------------     and Director
     Michael E. Miller


            <F*>                Director                                                March 10, 2000
---------------------------
     Robert T. Blakely


            <F*>                Director                                                March 10, 2000
---------------------------
     Joan T. Bok


            <F*>                Director                                                March 10, 2000
---------------------------
     Paul H. Hatfield

            <F*>                Director                                                March 10, 2000
---------------------------
     Robert H. Jenkins

                                Director                                                March   , 2000
---------------------------
     Howard M. Love


            <F*>                Director                                                March 10, 2000
---------------------------
     Frank A. Metz, Jr.


                                   2


          SIGNATURE                                 TITLE                                    DATE
          ---------                                 -----                                    ----

            <F*>                Director                                                March 10, 2000
---------------------------
     J. Patrick Mulcahy

            <F*>                Director                                                March 10, 2000
---------------------------
     Robert G. Potter

            <F*>                Director                                                March 10, 2000
---------------------------
     William D. Ruckelshaus

            <F*>                Director                                                March 10, 2000
---------------------------
     John B. Slaughter


     <F*>Karl R. Barnickol, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an exhibit to this registration statement.

                                     /s/ Karl R. Barnickol
                                  ----------------------------
                                         Karl R. Barnickol
                                         Attorney-in-Fact

                              EXHIBIT INDEX


     These exhibits are numbered in accordance with the Exhibit Table of
Item 601 of Regulation S-K.

Exhibit No.   Description
-----------   -----------

4 Rights Agreement, dated as of August 6, 1997 between Solutia and First Chicago Trust Company of New York (incorporated herein by reference to Exhibit 4 of Solutia's Registration Statement on Form 10 filed with the Commission on August 7, 1997).

5             Omitted -- Inapplicable

15            Omitted -- Inapplicable

23.1          Consent of Deloitte & Touche LLP

23.2          Consent of Deloitte & Touche Accountants

24            Powers of Attorney submitted by John C. Hunter III,
              Robert A. Clausen, James M. Sullivan, Robert T. Blakely,
              Joan T. Bok, Paul H. Hatfield, Robert H. Jenkins, Howard M. Love, Frank A. Metz, Jr., Michael E. Miller, J. Patrick Mulcahy,
              Robert G. Potter, William D. Ruckelshaus and John B. Slaughter (incorporated herein by reference to Exhibit 24(a) of Solutia's Form 10-K for the year ended December 31, 1999, filed on March 10, 2000)


                                   4